As filed with the U.S. Securities and Exchange Commission on March 13, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ORIGIN MATERIALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	87-1388928
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
930 Riverside Parkway, Suite 10
West Sacramento, CA 95605
(916) 231-9329
(Address of principal executive offices, including zip code)

Origin Materials, Inc. 2021 Equity Incentive Plan
(Full title of the plan)

John Bissell
Chief Executive Officer
Origin Materials, Inc.
930 Riverside Parkway, Suite 10
West Sacramento, CA 95605
(916) 231-9329
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Joshua C. Lee, Esq.	John T. McKenna, Esq.
General Counsel	Peter H. Werner, Esq.
Origin Materials, Inc.	Cooley LLP
930 Riverside Parkway, Suite 10	3 Embarcadero Center, 20th Floor
West Sacramento, CA 95605	San Francisco, CA 94111
(916) 231-9329	(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Origin Materials, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) for the purpose of registering 712,137 additional shares of its common stock, par value $0.0001 per share under the Origin Materials, Inc. 2021 Equity Incentive Plan (the “2021 Plan”), pursuant to the provisions of the 2021 Plan providing for an automatic increase in the number of shares of common stock reserved and available for issuance under the 2021 Plan on January 1, 2025. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.
The Registrant previously registered shares of its common stock for issuance under the Plans on (i) a Registration Statement on Form S-8 filed with the Commission on August 30, 2021 (File No. 333-259147), (ii) a Registration Statement on Form S-8 filed with the Commission on May 9, 2022 (File No. 333-264798), (iii) a Registration Statement on Form S-8 filed with the Commission on February 23, 2023 (File No. 333-269952) and (iv) a Registration Statement on Form S-8 filed with the Commission on May 29, 2024 (File No. 333-279790) (collectively, the “Prior Registration Statements”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:
(a) The Registrant’s Annual Report on Form 10-K (File No. 001-39378) for the fiscal year ended December 31, 2024 filed with the SEC on March 13, 2025.
(b) The description of the Registrant’s common stock which is contained in a Registration Statement on Form 8-A filed on July 9, 2020 (File No. 001-39378) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.5 of the 2021 10-K.
(c) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS

Exhibit Number		Incorporated by Reference
	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Origin Materials, Inc.	8-K	001-39378	3.3	July 1, 2021
4.2	Bylaws of Origin Materials, Inc.	8-K	001-39378	3.2	June 29, 2021
4.3	Specimen Common Stock Certificate.	S-4/A	333-254012	4.5	May 25, 2021
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cooley LLP (included in Exhibit 5.1 hereto).
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
24.1*	Power of Attorney (included on the signature page hereto).
99.1	Origin Materials, Inc. 2021 Equity Incentive Plan.	8-K	001-39378	10.12	July 1, 2021
99.2	Form of Stock Option Grant Notice, Stock Option Agreement, Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan.	S-1	333-257931	10.13	July 15, 2021
99.3	Origin Materials. Inc. 2021 Employee Stock Purchase Plan.	8-K	001-39378	10.14	July 1, 2021
107*	Filing Fee Table

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Sacramento, State of California, on this 13th day of March, 2025.

ORIGIN MATERIALS, INC.

By:	/s/ John Bissell
John Bissell
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Bissell, Matt Plavan, and Joshua Lee, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John Bissell	Chief Executive Officer and Director	March 13, 2025
John Bissell	(Principal Executive Officer)

/s/ Matt Plavan	Chief Financial Officer and Chief Operating Officer	March 13, 2025
Matt Plavan	(Principal Financial and Accounting Officer)

/s/ R. Tony Tripeny	Chair of the Board	March 13, 2025
R. Tony Tripeny

/s/ Pia Heidenmark Cook	Director	March 13, 2025
Pia Heidenmark Cook

/s/ Kathleen B. Fish	Director	March 13, 2025
Kathleen B. Fish

/s/ William Harvey	Director	March 13, 2025
William Harvey

/s/ John Hickox	Director	March 13, 2025
John Hickox

/s/ Craig Rogerson	Director	March 13, 2025
Craig Rogerson

/s/ Jim Stephanou	Director	March 13, 2025
Jim Stephanou

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